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                                                                EXHIBIT 10.81


                               CONTINUING GUARANTY

     This CONTINUING GUARANTY (this "Guaranty"), dated as of April 3, 2000, is executed and delivered by The Harvey Entertainment Company, a California corporation ("Guarantor").

                                    RECITALS

     This Guaranty is entered into in reference to the following facts:

     (a) Inferno Acquisition Corp., a California corporation ("Borrower"), and Imperial Bank, a California banking corporation ("Imperial"), and Natexis Banque, a French corporation ("Natexis"), each referred to herein as "Lender," and Imperial as agent for Lenders ("Agent"), intend to enter into a Loan and Security Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") for the purpose of financing the acquisition by Borrower of a loan by Lenders to Lomax Productions, Inc., a California corporation ("Lomax"), in connection with a motion picture presently entitled INFERNO, pursuant to the Sale and Assignment Agreement, dated as of April 3, 2000, among Borrower, Lenders and Agent (the "Sale and Assignment Agreement").

     (b) The Guarantor is materially interested in the financial success of the Borrower, agrees that the Sale and Assignment Agreement and the Loan Agreement are in the Borrower's best interests, and acknowledges that the Lenders will not enter into the Sale and Assignment Agreement or the Loan Agreement absent the execution and delivery to the Agent and the Lenders of this Guaranty.

     NOW, THEREFORE, in consideration of the foregoing, the Guarantor hereby agrees, in favor of the Agent and the Lenders, as follows.

                            ARTICLE ONE - DEFINITIONS

     1.1 Definitions. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement. In addition, the following terms, as used in this Guaranty, shall have the following meanings:

          "The Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

          "Guaranteed Obligations" means any and all obligations, indebtedness, or liabilities of any kind or character owed by the Borrower to the Agent or the Lenders (including without limitation, all principal and interest owing under the Loans, all fees and expenses due under the Sale and Assignment Agreement or the Loan Agreement, and all other indebtedness evidenced by the Sale and Assignment Agreement or the Loan Agreement and the other Loan Documents), including all such obligations, indebtedness, or liabilities, whether for principal,



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interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including, attorneys' fees and attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy
Code), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether the Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by the Agent of the Lenders.

     1.2 Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to the Sale and Assignment Agreement or any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Agent, the Lenders or the Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by the Guarantor, the Agent, the Lenders and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Agent, the Lenders and the Guarantor.

                            ARTICLE TWO - GUARANTIES

     2.1 Guaranteed Obligations. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Bank, as and for the Guarantor's own debt, until final, absolute, indefeasible, irrevocable and unconditional payment, performance and discharge thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of the Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection, and (b) the punctual and faithful performance, keeping, observance, fulfillment and discharge by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Sale and Assignment Agreement and the Loan Documents.

     2.2 Continuing Guaranty. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives and agrees not to assert any right Guarantor has under Section 2815 of the California Civil Code, or otherwise, to revoke this Guaranty as to future indebtedness.



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     2.3 Performance Under This Guaranty. In the event that the Borrower fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if the Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause "(b)" of Section 2.1 hereof in the manner provided in the Sale and Assignment Agreement or the Loan Documents, the Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

     2.4 Primary Obligations. This Guaranty is a primary and original obligation of the Guarantor, is not merely the creation of a surety relationship, and is an absolute, irrevocable, unconditional and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Sale and Assignment Agreement or the Loan Documents. The Guarantor agrees that the Guarantor is severally and not jointly and severally liable, with any other guarantor of the Guaranteed Obligations, to the Agent and the Lenders, that the obligations of the Guarantor hereunder are independent of the obligations of the Borrower or any other guarantor, and that a separate action may be brought against the Guarantor whether such action is brought against the Borrower or any other guarantor or whether the Borrower or any such other guarantor is joined in such action. The Guarantor agrees that the Guarantor's liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Agent or the Lenders of whatever remedies the Agent or the Lenders may have against the Borrower or any other guarantor, or the enforcement of any lien or realization upon any security the Agent or the Lenders may at any time possess. The Guarantor agrees that any release which may be given by the Agent or the Lenders to the Borrower or any other guarantor shall not release the Guarantor. The Guarantor consents and agrees that neither the Agent nor either of the Lenders shall be under any obligation to marshal any assets of the Borrower or any other guarantor in favor of the Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

     2.5 Indefeasible Payment. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to the Agent and the Lenders are no longer subject to any right on the part of any Person, including the Borrower, the Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of the Borrower's assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final absolute, indefeasible, irrevocable and unconditional payment, performance and discharge of the Guaranteed Obligations, whether by the Borrower pursuant to the Sale and Assignment Agreement, the Loan Agreement or by any other Person, neither the Agent nor any Lender shall have any obligation whatsoever to transfer or assign its interests in the Sale and Assignment Agreement or the Loan Documents to the Guarantor. In the event that, for any reason, any portion of such payments to the Agent or the Lenders is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and the Guarantor shall be liable for the full amount the Agent or any Lender is required to repay plus any and all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred




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pursuant to proceedings arising under the Bankruptcy Code) paid by the Agent or any Lender in connection therewith.

     2.6 Chase Loan Agreement. Until the absolute, indefeasible, irrevocable and unconditional payment, performance, discharge and satisfaction in full of the Guaranteed Obligations, the Guarantor shall not cause or permit the Borrower:
(a) to become a party to the Chase Loan Agreement, or any Agreement, document or instrument contemplated thereby, directly or indirectly; (b) to assign, encumber or otherwise dispose of any right, title or interest in or to any of the assets of the Borrower, directly or indirectly, pursuant to or in connection with, or to become subject to any restriction or limitation under or contemplated by, the Chase Loan Agreement or any Agreement, document or instrument contemplated thereby, directly or indirectly; or (c) to be or become a guarantor of any obligation or liability under, in connection with or arising out of the Chase Loan Agreement.

                        ARTICLE THREE -WAIVERS; RELEASES

     3.1 Waivers.

          (a) The Guarantor absolutely, irrevocably, unconditionally, knowingly and expressly waives:

               (i) (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Sale and Assignment Agreement or the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor's right to make inquiry of the Agent, on behalf of Lenders, to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase the Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents or of or related to the Sale and Assignment Agreement; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to the Guarantor hereunder, under the Sale and Assignment Agreement or under the Loan Documents) and demands to which the Guarantor might otherwise be entitled.

               (ii) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require the Agent or any Lender to institute suit against, or to exhaust any rights and remedies which the Agent or any Lender has or may have against, the Borrower or any third party, or against any collateral for the Guaranteed Obligations provided by the Borrower or any third party. In this regard, the Guarantor agrees that the Guarantor is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing by the Guarantor. The Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally absolutely, indefeasibly, irrevocably and unconditionally paid, performed and discharged) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof.



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               (iii) (1) any rights to assert against the Agent or any Lender any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against the Borrower or any other party liable to the Agent or any Lender; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense the Guarantor has to performance hereunder, and any right the Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of the rights or remedies against the Borrower of the Agent or any Lender; the alteration of the Guaranteed Obligations; any discharge of the Guaranteed Obligations by operation of law as a result of any intervention or omission by the Agent or any Lender; or the acceptance by the Agent or any Lender of anything in partial satisfaction of the Guaranteed Obligations; (4) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor's liability hereunder.

          (c) Guarantor absolutely, irrevocably, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by the Agent or any Lender including any defense based upon an election of remedies under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election under the Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, any claim of the Agent or any Lender against the Borrower.

     3.2 Election of Remedies. Pursuant to Section 2856 of the California Civil Code, the Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

     3.3 Real Property Waivers. The Guarantor waives all rights and defenses that the Guarantor may have because the Guaranteed Obligations are secured by real property. This means, among other things:

          (a) The Agent or any Lender may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower. If the Agent or any Lender forecloses on any real property collateral pledged by the Borrower:

               (i) The amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.




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               (ii) The Agent or the Lender may collect from the Guarantor even if the Agent or the Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower.

          (b) This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

          (c) If any of the Guaranteed Obligations at any time is secured by a mortgage or deed of trust upon real property, the Agent, on behalf of Lenders, may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations, to foreclose such mortgage or deed of trust judicially or non-judicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations are repaid with the proceeds of such foreclosure. Guarantor understands that (i) by virtue of the operation of California's anti-deficiency law applicable to nonjudicial foreclosures, an election by the Agent non-judicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of the Guarantor against the Borrower or other guarantors or sureties, and (ii) absent the waiver given by the Guarantor, such an election would prevent the Agent or the Lenders from enforcing the Loan Documents against Guarantor. Understanding the foregoing, and understanding that the Guarantor is hereby relinquishing a defense to the enforceability of the Loan Documents, the Guarantor hereby waives any right to assert against the Agent or the Lenders any defense to the enforcement of the Loan Documents, whether denominated "estoppel" or otherwise, based on or arising from an election by the Agent or any Lender non-judicially to foreclose any such mortgage or deed of trust. The Guarantor understands that the effect of the foregoing waiver may be that the Guarantor may have liability hereunder for amounts with respect to which the Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Borrower or other guarantors or sureties. The Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under the Loan Documents.

     3.4 Waiver of Subrogation. The Guarantor hereby absolutely, unconditionally, irrevocably, knowingly and expressly waives: (a) any right of subrogation the Guarantor has or may have as against the Borrower with respect to the Guaranteed Obligations; (b) any right to proceed against the Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which the Guarantor may now have or hereafter have as against the Borrower with respect to the Guaranteed Obligations; and (c) any right to proceed or seek recourse against or with respect to any property or asset of the Borrower. The foregoing waiver shall be and remain in full force and effect until the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge of the Guaranteed Obligations.




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     3.5 General Waiver. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR
OTHER PROVISION SET FORTH IN THIS GUARANTY, THE GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, IRREVOCABLY, UNCONDITIONALLY AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE
OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580C, 580D, AND 726, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504, AND 9507, AND
CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

     3.6 Releases. The Guarantor consents and agrees that, without notice to or by Guarantor, and without affecting or impairing the obligations of the Guarantor hereunder, the Agent and the Lenders may, by action or inaction:

          (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the Sale and Assignment Agreement or the Loan Documents, or any part thereof, with respect to the Borrower or any other Person;

          (b) release the Borrower or any other Person or grant other indulgences to the Borrower or any other Person in respect thereof;

          (c) amend or modify in any manner and at any time (or from time to time) the Sale and Assignment Agreement or any of the Loan Documents; or

          (d) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

     3.7 No Election of Remedies. The Agent and the Lenders shall have all of the rights to seek recourse against the Guarantor to the fullest extent provided for herein, and no election by the Agent or any Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of their respective right to proceed in any other form of action or proceeding or against other parties unless the Agent and the Lenders have expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Agent or any Lender under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of the Guarantor under this Guaranty except to the extent that the Agent and the Lenders finally and unconditionally shall have realized indefeasible and irrevocable payment by such action or proceeding.

     3.10 Subordination. The Guarantor hereby agrees that any and all present and future indebtedness of the Borrower owing to the Guarantor is postponed in favor of and subordinated



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to payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been absolutely, indefeasibly, irrevocably and unconditionally paid, performed and discharged in full.

     3.11 Payments; Application. All payments to be made hereunder by the Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by the Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by the Agent or any Lender in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to the Agent or any Lender constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

     3.12 Cumulative Remedies. No remedy under this Guaranty, under the Sale and Assignment Agreement or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder, under the Sale and Assignment Agreement or under any Loan Document, and those provided by law or in equity. No delay or omission by the Agent or any Lender to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and each Lender that:

          (a) The Guarantor is a corporation duly organized and existing under the laws of California and has the power and authority to own its own properties and assets, and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction where the conduct of its business requires it to be so qualified.

          (b) The execution, delivery and performance of this Guaranty are within the Guarantor's powers, are not in conflict with the terms of any charter, bylaw, certificate or articles of incorporation or other organization papers of the Guarantor, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which the Guarantor is a party or by which the Guarantor is bound or affected. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on the Guarantor which would be contravened by the execution, delivery, performance




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or enforcement of this Guaranty, the Sale and Assignment Agreement or the other
Loan Documents to which the Guarantor is a party.

          (c) The Guarantor has taken all corporate action necessary to authorize the execution and delivery of this Guaranty, the Sale and Assignment Agreement and the Loan Documents to which the Guarantor is a party, and the consummation of the transactions contemplated hereby and thereby. Upon their execution and delivery in accordance with their respective terms, this Guaranty, the Sale and Assignment Agreement and the other Loan Documents to which the Guarantor is a party will constitute legal, valid and binding agreements and obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

          (d) No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Guaranty and the other Loan Documents to which the Guarantor is a party except as may have been obtained by the Guarantor and certified copies of which have been delivered to the Agent on behalf of the Lenders.

          (e) The Borrower is not, directly or indirectly, a party to the Chase Loan Agreement, or any Agreement, document or instrument contemplated thereby, nor are any of the assets of the Borrower, directly or indirectly, in any way subject to any lien, encumbrance, restriction or limitation under or contemplated by the Chase Loan Agreement or any Agreement, document or instrument contemplated thereby. The Guarantor is not obligated to cause the Borrower to become a party to the Chase Loan Agreement, or any Agreement, document or instrument contemplated thereby, or to cause the Borrower to make any of its assets subject to any such lien, encumbrance, restriction or limitation except, if at all, after the absolute, indefeasible, irrevocable and unconditional payment, performance, discharge and satisfaction in full of the Guaranteed Obligations.

     4.2 Borrower's Financial Condition. The Guarantor represents and warrants to the Agent and the Lenders that the Guarantor is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. The Guarantor further represents and warrants to the Agent and the Lenders that the Guarantor has read and understands the terms and conditions of the Sale and Assignment Agreement and the Loan Documents. The Guarantor hereby covenants that the Guarantor will continue to keep informed of the Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

                        ARTICLE FIVE - GENERAL PROVISIONS

     5.1 Attorneys' Fees and Costs.The Guarantor agrees to pay, on demand, all



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attorneys' fees (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) and all other costs and expenses which may be incurred by the Agent or any Lender in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

     5.2 Notices. All notices, requests and other communications to any party hereunder shall be sent in accordance with Section 13.1 of the Loan Agreement to the following addresses:

         If to Guarantor:      The Harvey Entertainment Company
                               11835 West Olympic Boulevard, Suite 550
                               Los Angeles, California 90064
                               Attention: Glenn Weisberger, Esq.
                               Facsimile No:   (310) 444-4103
                               Telephone No:  (310) 444-4100

         with a copy to:       Sidley & Austin
                               555 West 5th Street, 40th Floor
                               Los Angeles, California 90013
                               Attention: Gary J. Cohen, Esq.
                               Facsimile No: (213) 896-6600
                               Telephone No:(213) 896-6013

         If to the Agent
         or any Lender:        (as set forth in Section 13.1 of the
                               Loan Agreement)


     5.3 Books and Records. The Guarantor agrees the books and records of the Agent, on behalf of the Lenders, showing the account between the Agent and the Lenders and the Borrower shall be admissible in any action or proceeding and shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

     5.4 Severability of Provisions. If any provision of this Guaranty for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

     5.5 Successors and Assigns. This Guaranty shall bind the successors and assigns of the Guarantor, and shall inure to the benefit of the successors and assigns of the Agent and the Lenders; provided, however, the Guarantor may not assign this Guaranty or delegate any of its duties hereunder without the prior written consent of the Agent and the Lenders and any such prohibited assignment shall be absolutely null and void. The Agent and the Lenders reserve their respective rights to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Loan Documents. In connection therewith, the Agent and the Lenders may disclose all documents and information which the

Agent and the Lenders now or hereafter may have relating to the Guarantor, the Guarantor's business, or this Guaranty to any such prospective or actual transferee.

     5.6 Governing Law. This Guaranty shall be deemed to have been made in the state of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the state of California, without regard to principles of conflicts of law.

     5.7 Reference Provision.

          (a) Each controversy, dispute or claim ("Claim") arising out of or relating to this Guaranty or any other Agreement, document or other instrument contemplated hereby shall be resolved pursuant to the provisions for reference and trial by referee (without jury) set forth in California Code of Civil Procedure Section 638 et seq., or any statute containing reasonably similar provisions which replaces such sections, except as expressly modified by the provisions hereof. The reference herein contemplated shall be the exclusive remedy for the resolution of any Claim (including, but not limited to, whether or not any Claim is subject to reference hereunder). Each of the parties hereby absolutely, irrevocably and unconditionally waives (i) its rights to initiate any legal proceedings against the other party(ies) in any court or jurisdiction other than the Superior Court of Los Angeles County (the "Court") and (ii) trial by jury with respect to any Claim. The referee ("Referee") shall be a retired or former California Superior Court or Appellate Court judge residing in Los Angeles County, California, who is either (1) agreed to by the parties within fifteen (15) days of the notice by any party to the other of the intention to invoke this Paragraph to resolve the Claim, or (2) failing such Agreement, is appointed pursuant to California Code of Civil Procedure Section 640 in an action filed in the Court.

          (b) The parties agree that any party may (and, if necessary, the other parties shall join in such filing) file with the Clerk of the Court, and/or with the appropriate judge of the Court, any and all petitions, motions, applications or other documents necessary to obtain the appointment of a Referee immediately upon the commencement of any action or proceeding to resolve any Claim and to conduct all necessary discovery and to proceed to trial as expeditiously as possible. It is the parties' intention that the parties and the Referee shall use their best efforts to be certain that: (a) discovery is conducted for a period no longer than six (6) months (the "Discovery Period") from the date the Referee is appointed (the "Referee Date") (whether by stipulation or by the Court), excluding motions regarding discovery, and (b) trial is set on a date that is within nine (9) months of the Referee Date. All discovery motions shall be filed with the Referee and served upon the opposing party no later than the last day of the Discovery Period; provided, however, that the parties agree to grant reasonable extensions of time necessary to reflect the complexities of the issues presented for resolution. All proceedings, including trial, before the Referee shall be conducted at a neutral location (unless otherwise stipulated by the parties) within five (5) miles of the Los Angeles County Superior Court located at 111 N. Hill Street, Los Angeles, California. The parties agree that the Referee shall be a judge for all purposes (including, without limitation, (i) ruling on any and all discovery matters and motions and any and all pretrial or trial motions, (ii) setting a schedule of pretrial proceedings, and (iii) subject to California Code of Civil Procedure
Section 638 et seq., making other orders or rulings a sitting judge of the Court would be empowered to make in any action or proceeding in the Court). Any matter before the Referee shall be governed by the substantive law of California, its Code of Civil Procedure, Rules of Court and Evidence Code, except as otherwise specifically agreed by the parties and approved by the Referee. The parties intend this general reference Agreement to be specifically enforceable in accordance with the California Code of Civil Procedure. Any appeal of the decision of the Referee and/or of the Court upon the recommendation of the Referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the Court. The Referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law.

                  (c) During the pendency of any such action or proceeding and before the entry of any judgment therein, each of the parties to such action or proceeding shall bear equal shares of the fees charged and costs incurred by the Referee in connection with performing the services provided in this Paragraph. The compensation of the Referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including the customary attorney fees, expert witness fees, paralegal fees, the fees of the Referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee. If a court reporter is requested by either party, then such reporter shall be present at all proceedings, and the fee of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs.

                  (d) Nothing herein shall prejudice the right of the Agent or any Lender to exercise its non-judicial foreclosure rights and remedies in respect of any of the Collateral, or prejudice the right of any party to obtain provisional relief or other equitable remedies as shall otherwise be available judicially pending reference of a dispute to a Referee as provided herein.

                  (e) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     5.8 Entire Agreement; Amendments and Waivers. This Guaranty constitutes the entire Agreement between Guarantor and the Agent and the Lenders pertaining to the subject matter contained herein. Any provision of this Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

     IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.

"GUARANTOR"

THE HARVEY ENTERTAINMENT COMPANY,
a California corporation


By /s/ Glenn Weisberger
  ---------------------------
Name: Glenn Weisberger
     ------------------------
Title: Senior Vice President and General Counsel
      -----------------------


ACCEPTED AND AGREED:

IMPERIAL BANK,
a California banking corporation
on its own behalf and as Agent for itself and Natexis Banque



By /s/ Jennifer Huang
  ---------------------------
Name: Jennifer Huang
     ------------------------
Title: Commercial Loan Officer
      -----------------------

NATEXIS BANQUE,
a French corporation



By /s/ Bennett Pozil
  ---------------------------
Name: Bennett Pozil
     ------------------------
Title: Vice President
      -----------------------

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